Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

EXECUTED this 9th day of February, 2012.

LACUNA HEDGE FUND LLLP

By: Lacuna Hedge GP LLLP, its general partner By: Lacuna, LLC, its general partner

By:	/s/ Wink Jones
Wink Jones, Managing Director

LACUNA HEDGE GP LLLP

By: Lacuna, LLC, its general partner

By:	/s/ Wink Jones
Wink Jones, Managing Director

LACUNA, LLC

By:	/s/ Wink Jones
Wink Jones, Managing Director